SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 FORM 8-K
                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              August 1, 1995
             Date of Report (Date of earliest event reported)


                                 CBS INC.
          (Exact name of registrant as specified in its charter)


       New York                  1-2931       13-0590730
(State or other jurisdiction  (Commission   (IRS Employer
     of incorporation)        File Number)  Identification No.)


               51 West 52nd Street                   10019
               New York, NY                       (Zip code)
     (Address of principal executive offices)


Registrant's Telephone Number, including area code:  (212) 975-4321


                              Not applicable
       (Former name or former address, if charged since last report)

Item 5.  Other Events

          On August 1, 1995, CBS Inc., a New York corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Westinghouse Electric Corporation, a Pennsylvania corporation ("Westinghouse"), and Group W Acquisition Corp., a New York corporation ("Sub"), pursuant to which Sub will merge with and into the Company (the "Merger"). As a result of the Merger, the outstanding shares of the Company's common stock, par value $2.50 per share ("Company Common Stock"), will be converted into the right to receive $81 per share, in cash, plus an additional amount equal to 6% per annum of such purchase price beginning on August 31, 1995, less any dividends declared and paid by CBS for the period after August 1, 1995. The Merger is conditioned upon, among other things, approval by holders of a majority of the Company Common Stock and upon receipt of certain regulatory and governmental approvals. The Merger Agreement is attached as Exhibit 2 hereto and its terms are incorporated herein by reference.

          A copy of the Press Release, dated August 1, 1995, issued by the Company and Westinghouse relating to the Merger
Agreement, is attached as Exhibit 99 hereto and is incorporated herein by reference.

          As of August 3, 1995, the Company and the individual members of the Board of Directors had been served with summonses and complaints in the following eight legal proceedings instituted in the Supreme Court of the State of New York, New York County: Moise Katz v. CBS;
Max Grill v. CBS; John Stack v. CBS; William Stevens v. CBS;
Roger Minkoff v. CBS; Kenneth Steiner v. CBS; Ron Stern v. CBS; and
Carol B. Miller IRA Account v. CBS. In each of these proceedings the plaintiff, on behalf of himself/herself and other CBS shareholders, asserts that the Merger does not provide sufficient value to the Company and its shareholders and seeks damages, injunctive relief, that CBS conduct an auction to maximize shareholder value, an order imposing a "voting trust" on the shares controlled by the directors, and other equitable relief.
The Company believes that each of these actions is without merit and will have no adverse affect on the Company or the Merger.


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Item 7.  Financial Statements and Exhibits

           (c) The following exhibits are filed with this report:

            2. Agreement and Plan of Merger dated as of August 1, 1995, among Westinghouse Electric Corporation, Group W
Acquisition Corp. and CBS Inc.

           99. Press Release, dated August 1, 1995, relating to transactions with Westinghouse Electric Corporation.

SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CBS INC.


                              By:     /s/Richard W. Oswald
                              Name:      Richard W. Oswald
                              Title:     Vice President and
                                         Treasurer



Date:  August 4, 1995






EXHIBIT INDEX



Exhibit
No.            Description

 2 Agreement and Plan of Merger dated as of August 1, 1995, among Westinghouse Electric Corporation, Group W
       Acquisition Corp. and CBS Inc.

99 Press Release, dated August 1, 1995, relating to transactions with Westinghouse Electric Corporation.






















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